UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 8, 2014

DEVRY EDUCATION GROUP INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 8, 2014, DeVry Education Group Inc. (“DeVry Group”) granted Susan Groenwald, President of Chamberlain College of Nursing (“Chamberlain”), 4,560 performance-based Restricted Stock Units (“Performance Shares”).  Dr. Groenwald’s Performance Shares shall vest in accordance with the following terms:

●	The Performance Shares cliff vest following a three-year performance period (the “Performance Period”).

●
At the end of the Performance Period, following certification of Chamberlain’s achievement of certain performance targets by the Compensation Committee of the DeVry Group Board of Directors, the Performance Shares will earn common stock ranging from zero to 200% of the target number of Performance Shares based on the level of achievement of the performance targets by Chamberlain.

●
The Performance Shares will vest based on two independent performance criteria.  50.0% of the Performance Shares granted to Dr. Groenwald will vest based on the extent to which Chamberlain achieves a target compound annual revenue growth rate over the Performance Period.  50.0% of the Performance Shares granted to Dr. Groenwald will vest based on the extent to which Chamberlain achieves a target compound annual operating income growth rate over the Performance Period.

The granted Performance Shares have the other terms and conditions as are set forth in the Form of Performance Share Award (Section 16 Officer), a form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

DeVry Group granted this award to Dr. Groenwald in recognition of her contributions to the growth of Chamberlain and with the intent of incentivizing her continued performance.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1 Form of Performance Share Award (Section 16 Officer)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date: May 14, 2014	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Performance Share Award (Section 16 Officer)